Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-289249) and Form S-1 (File Nos. 333-281143, 333-288164 and 333-288886) of Quantum X Labs Inc. of our report dated May 14, 2026 relating to the financial statements of Quantum X Labs Ltd., which appears in this Current Report on Form 8-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 14, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited